EXHIBIT 23.1

Date : February 9, 2016

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
Mazzal Holding Corp. (CIK#: 0001568875)

We consent to the incorporation by reference of our report dated February 18, 2015 in Form 8-K/A, relating to the supplemental consolidated income statement of Mazzal Holding Corp as of December 31, 2014 appearing in this Form 8-K/A dated October 26, 2015.
Sincerely,